Exhibit 10.2

[Liberty Global Class __]

LIBERTY GLOBAL
2014 INCENTIVE PLAN

(Amended and Restated Effective February 24, 2015)

PERFORMANCE SHARE APPRECIATION RIGHTS AGREEMENT

THIS PERFORMANCE SHARE APPRECIATION RIGHTS AGREEMENT (this “Agreement”) is made as of March 7, 2019 (the “Grant Date”), by and between LIBERTY GLOBAL PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), and the individual whose name, address and employee number appear on the signature page hereto (the “Grantee”).
The Company has adopted the Liberty Global 2014 Incentive Plan effective March 1, 2014, as amended and restated effective February 24, 2015 (the “Plan”), which by this reference is made a part hereof, for the benefit of eligible employees of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein will have the meaning given thereto in the Plan. [CLICK HERE TO READ THE PLAN.]
Pursuant to the Plan, the Compensation Committee appointed by the Board pursuant to Article III of the Plan to administer the Plan (the “Committee”) has determined that it is in the best interest of the Company and its Shareholders to award a performance-based share appreciation right to the Grantee, subject to the conditions and restrictions set forth herein and in the Plan, in order to provide the Grantee additional remuneration for services rendered, to encourage the Grantee to continue to provide services to the Company or its Subsidiaries and to increase the Grantee’s personal interest in the continued success and progress of the Company.
The Company and the Grantee therefore agree as follows:
1.    Definitions. The following terms, when used in this Agreement, have the following meanings:
“Act” means the U.K. Companies Act 2006, as amended from time to time, and the rules and regulations thereunder.

“Annual Performance Rating” means the performance rating for any Review Period, ranging from “improvement required” to “outstanding” (or equivalent), that is received by the Grantee from his or her supervisor during the Company’s Annual Performance Rating review process or that is received upon any earlier determination for a Review Period shorter than a full calendar year.

“Base Price” means $____ per Share.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.
“Cause” has the meaning specified for “cause” in Section 11.2(c) of the Plan.
“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.
“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto. References to any specific Code section shall include any successor section.
“Committee” has the meaning specified in the preamble to this Agreement.
“Company” has the meaning specified in the preamble to this Agreement.
“Earned Performance SARs” means the number of performance-based share appreciation rights that following the completion of the Performance Period the Grantee is determined in accordance with Section 3 to have earned under this Agreement, subject to reduction, forfeiture or acceleration in accordance with Section 6 and Section 7, as applicable.
“Good Reason” for a Grantee to terminate his or her service with the Company and its Subsidiaries means that any of the following occurs without the consent of such Grantee prior to the 12 month anniversary of an Approved Transaction and is not the result of the Grantee’s poor performance:
(i)    any material diminution in the Grantee’s base compensation;
(ii)    the material diminution of the Grantee’s official position or authority, but excluding isolated or inadvertent action not taken in bad faith that is remedied promptly after notice; or
(iii)    the Company requires the Grantee to relocate his/her principal business office to a different country.
“Grant Date” has the meaning specified in the preamble to this Agreement.
“Grantee” has the meaning specified in the preamble to this Agreement.
“LBTY_” or “Share” means the Liberty Global Class __ ordinary shares, nominal value $0.01 per share, of the Company.
“Performance Period” means the three-year period beginning on January 1, 2019.
“Performance SAR” has the meaning specified in Section 2 of this Agreement. The Performance SARs represent an award of share appreciation rights that will vest at or following the end of the Performance Period.
“Plan” has the meaning specified in the preamble of this Agreement.

“Required Withholding Amount” has the meaning specified in Section 5 of this Agreement.

“Retirement” means the voluntary termination of a Grantee’s employment with the Company and its Subsidiaries on or after the date that the sum of the Grantee’s years of age and years of employment with the Company and its Subsidiaries is at least 70.
“Review Period” means each calendar year during the Performance Period for which an Annual Performance Rating is assigned; provided, however, that the Review Period will be a shorter period ending on the date the Annual Performance Rating is assigned if the Performance SARs vest after July 31 of any calendar year during the Performance Period pursuant to the conditions of (i) Section 7 of this Agreement due to Termination of Service for death, Disability, Retirement or Termination of Service by the Company or a Subsidiary without Cause or (ii) Section 11(b) of the Plan due to an Approved Transaction, Board Change or Control Purchase.
“Section 409A” means Section 409A of the Code and related Regulations and Treasury pronouncements.
“Special Termination Period” has the meaning specified in Section 7(d) of this Agreement.
“Term” has the meaning specified in Section 2 of this Agreement.
“Termination of Service” means the termination for any reason of Grantee’s provision of services to the Company and its Subsidiaries as an officer, employee or independent contractor, including by reason of a sale, assignment, or other disposition of a Subsidiary by the Company resulting in the Subsidiary no longer being a “Subsidiary” as defined in the Plan. Whether any leave of absence constitutes a Termination of Service will be determined by the Committee subject to Section 11.2(d) of the Plan. Unless the Committee otherwise determines, neither a change of the Grantee’s employment from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary, nor a change in Grantee’s status from an independent contractor to an employee, will be a Termination of Service for purposes of this Agreement if such change of employment or status is made at the request or with the express consent of the Company. Unless the Committee otherwise determines, however, any such change of employment or status that is not made at the request or with the express consent of the Company and any change in the Grantee’s status from an employee to an independent contractor will be a Termination of Service within the meaning of this Agreement.
“Third Party Administrator” means the company or any successor company that has been selected by the Company to maintain the database of the Plan and to provide related services, including but not limited to equity grant information, transaction processing and a grantee interface.
“Vesting Date” means March 7, 2022 on which the Performance SARs cease to be subject to a risk of forfeiture, as determined in accordance with this Agreement and the Plan.
“Year of Continuous Service” has the meaning specified in Section 7(d) of this Agreement.

2.    Grant of Performance SARs. Subject to the terms, conditions and restrictions herein, and pursuant to the Plan, the Company grants to the Grantee, effective as of the Grant Date, an Award of performance-based Free-Standing SAR with respect to the number of Shares set forth on the signature page hereto (“Performance SARs”). Upon exercise of a Performance SAR in accordance with this Agreement, the Company will, subject to Section 7.4 of the Plan and Section 5 below, issue to the Grantee the number of the Shares, if any, by which the Fair Market Value of the Shares represented by such Performance SAR as of the date on which such exercise is considered to occur pursuant to Section 4 exceeds the Base Price of such Performance SAR; provided, however, the Company reserves the right, upon approval of the Committee, to deliver such consideration in the form of Shares or cash equal in value to the Fair Market Value of the shares. The Performance SARs, to the extent they have become exercisable in accordance with Section 3, will be exercisable during the period commencing on the Vesting Date and expiring at the Close of Business on March 7, 2029 (the “Term”), subject to earlier termination as provided in Section 7. The Base Price and number of SARs are subject to adjustment pursuant to Section 11.
3.    Conditions of Exercise.
(a)    Unless otherwise determined by the Committee in its sole discretion, the Performance SARs will be exercisable only in accordance with the conditions stated herein.
(i)    Except as otherwise provided in Section 11.1(b) of the Plan, in the last sentence of this Section 3(a)(i), 3(a)(ii) or in Section 3(b), the Performance SARs will become exercisable on the Vesting Date, conditioned upon Grantee’s continued service through the Vesting Date and the achievement by Grantee of selected, minimum levels of individual performance that must be maintained throughout the Performance Period based on the Company’s internal Annual Performance Rating guidelines for each Review Period. The Annual Performance Rating for the Grantee will be based on quantitative and qualitative measures established for each Review Period during the Performance Period, which include individual strategic, financial, transactional, organizational and/or operational goals, as communicated to the Grantee by his or her supervisor.
(ii)    The achievement of the required Annual Performance Rating will be determined by the Committee in its sole discretion following the completion of the Performance Period. In the event minimum performance levels are not maintained by the Grantee in each Review Period, the Committee has the discretion to reduce the number of Performance SARs that may be earned. In particular, if the Grantee earns an Annual Performance Rating of “improvement required” (or equivalent) for any Review Period, the Committee has the discretion to reduce the number of Performance SARs that may become exercisable by up to 100%. The Base Price and number of Performance SARs are also subject to adjustment pursuant to Section 11.
(iii)    Based on the Annual Performance Rating of the Grantee for each Review Period during the Performance Period, the Committee shall determine whether the Performance SARs should be reduced. Following such determination, the Committee shall notify the Grantee, in the form and manner as determined by the Committee, of the number of Performance SARs that will become exercisable on the Vesting Date.

(iv)    If the number of Grantee’s Performance SARs is reduced, the excess Performance SARs will immediately be cancelled.
Notwithstanding the foregoing, (x) in the event of the Grantee’s Termination of Service occurs by reason of the Grantee’s death or Disability, the Grantee (or the Grantee’s estate in the case of death) will be entitled to exercise all Performance SARs that would have become exercisable on the Vesting Date, after application of the Committee’s discretion to reduce the number that may become exercisable due to failure to maintain minimum performance levels during the Review Period prior to the Termination of Service, and (y) if the Termination of Service is by the Company or a Subsidiary without Cause (as determined in the sole discretion of the Committee) or by Grantee due to Retirement, the Grantee’s Performance SARs will terminate immediately upon such Termination of Service, unless the Compensation Committee, in its sole discretion, authorizes the Performance SARs to be exercisable based on its assessment of the Grantee’s performance levels during each Review Period prior to the Termination of Service. With respect to clause y, the number of Performance SARs that are exercisable will be as determined by the Compensation Committee, not to exceed the product of (A) 1/36 of the number of the Performance SARs that would have become exercisable on the Vesting Date, times (B) the number of full months of employment completed since the Grant Date. In each case, Grantee’s employment with Company or its Subsidiaries on the last day of each month will be considered a full month of employment.

(b)    In the event the Grantee is suspended (with or without compensation) or is otherwise not in good standing with the Company or any Subsidiary as determined by the Company’s General Counsel due to an alleged violation of the Company’s Code of Business Conduct, applicable law or other misconduct (a “Suspension Event”), the Company has the right to suspend the vesting of the Performance SARs until the day after the General Counsel has determined (x) the suspension is lifted or (y) the Company determines lack of good standing has been cured (each, the “Recovery Date”). If the Suspension Event has occurred and prior to the Recovery Date, the Grantee dies, is disabled or is terminated without cause, then the provisions of Sections 3(a)(i) and 7 continue to apply notwithstanding the Suspension Event, unless otherwise agreed by the Company. If the Grantee resigns or is terminated for cause prior to the Recovery Date then the Performance SARs will be terminated without any further vesting after the date of the Suspension Event, unless otherwise agreed by the Company.

(c)    To the extent the Performance SARs become exercisable, all or any of such Performance SARs may be exercised (at any time or from time to time, except as otherwise provided herein) until expiration of the Term or earlier termination thereof.
(d)    The Grantee acknowledges and agrees that the Committee, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt rules and regulations from time to time after the date hereof with respect to the exercise of the Performance SARs and that the exercise by the Grantee of Performance SARs will be subject to the further condition that such exercise is made in accordance with all such rules and regulations as the Committee may determine are applicable thereto.

(e)    Notwithstanding anything to the contrary contained herein, if Termination of Service (x) by the Company or a Subsidiary without Cause or (y) by the Grantee for Good Reason, in each case, occurs on or prior to (A) the 12 month anniversary of an Approved Transaction or (B) with respect to clause (y) of this Section 3(e) only, the later of such 12 month anniversary or the first day following the expiration of the cure period described below, then all Performance SARs will become exercisable on the date of Termination of Service subject to application of the Committee’s discretion to reduce the number that may become exercisable due to failure to maintain minimum performance levels during each Review Period prior to the date of the Approved Transaction. For Grantee’s Termination of Service to qualify as for Good Reason, the Grantee must notify the Committee in writing within 30 days of the occurrence of the event giving rise to the Good Reason, and the Company must have failed to take corrective action within 30 days after such notice is given to cure the event giving rise to the Good Reason for Termination of Service. The number of Performance SARs that will become exercisable due to a Board Change or Control Purchase pursuant to Section 11(b) of the Plan will be subject to application of the Committee’s discretion to reduce the number that may become exercisable due to failure to maintain minimum performance levels during each Review Period prior to the date of the Board Change or Control Purchase.
4.    Manner of Exercise. The Performance SARs will be considered exercised (as to the number of Performance SARs specified in the notice referred to in Section 4(a) below) on the latest of (i) the date of exercise designated in the written notice referred to in Section 4(a) below, (ii) if the date so designated is not a Business Day, the first Business Day following such date or (iii) the earliest Business Day by which the following have occurred:
(a)    The Grantee has either (i) notified the Third Party Administrator through its website or by telephone (see Section 13 below) of the exercise, or (ii) submitted to the Company a properly executed written notice of exercise in such form as the Committee may require containing such representations and warranties as the Committee may require and designating, among other things, the date of exercise and the number of Performance SARs to be exercised; and
(b)    The Third Party Administrator or the Company, as the case may be, has received such other documentation, if any, that the Committee may reasonably require.
5.    Mandatory Withholding for Taxes.
(a)    The Grantee acknowledges and agrees that the Company will deduct from the Shares otherwise payable or deliverable upon exercise of any Performance SARs, a number of Shares (valued at their Fair Market Value on the date of exercise) that is equal to the amount, if any, of all national, state and local taxes and employee social security contributions required to be withheld by the Company upon such exercise (the “Required Withholding Amount”). Without limitation to the foregoing sentence, the Grantee hereby agrees that the Required Withholding Amount can also be collected by (i) deducting from cash amounts otherwise payable to the Grantee (including wages or other cash compensation) or (ii) withholding from proceeds of the sale of Shares acquired upon exercise of any Performance SARs through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent), but in either case, subject to compliance with applicable law, including, but not limited to, “financial assistance” prohibitions under the Act. In addition, if the Performance SARs are settled in cash, the Grantee acknowledges that the Company will deduct from the cash otherwise payable upon exercise of any Performance SARs, an amount of cash that is equal to the Required Withholding Amount.
(b)    If the Grantee is subject to tax in the United Kingdom and the withholding of any income tax due is not made within 90 days of the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall (assuming the Grantee is not a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act)) constitute a loan owed by the Grantee to the Grantee’s employer (“Employer”), effective on the Due Date. The Grantee agrees that the loan will bear interest at the then-current HM Revenue & Customs (“HMRC”) Official Rate, it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by deduction from cash amounts otherwise payable to the Grantee (including wages or other cash compensation). If the Grantee is a director or executive officer and income tax is not collected from or paid by him or her by the Due Date, the amount of any uncollected income tax will constitute a benefit to the Grantee on which additional income tax and national insurance contributions (“NICs”) will be payable. The Grantee will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any NICs due on this additional benefit.
6.    Delivery by the Company. As soon as practicable after receipt of all items referred to in Section 4, and subject to the withholding referred to in Section 5, the Company will deliver or cause to be delivered to or at the direction of the Grantee the amount of consideration determined under the second sentence of Section 2 above, which consideration shall consist of Shares (valued at their Fair Market Value on the date of exercise); provided, however, the Company reserves the right, upon approval of the Committee, to deliver such consideration in the form of Shares or cash equal in value to the Fair Market Value of the Shares. Any delivery of Shares will be deemed effected for all purposes when (i) a certificate representing such Shares or statement of holdings reflecting such Shares held for the benefit of Grantee in uncertificated form by a third party service provider designated by the Company has been made available in written or electronic format to the Grantee or, if delivery is by mail, when the certificate or statement of holdings has been deposited in the United States or local country mail, addressed to the Grantee, or (ii) confirmation of deposit into the designated broker’s account of such Shares, in written or electronic format, is first made available to Grantee.
7.    Early Termination of the Performance SARs. Unless otherwise determined by the Committee in its sole discretion, after the Vesting Date, the Performance SARs will terminate prior to the expiration of the Term at the time specified below:
(a)    Subject to Section 7(b), if Termination of Service occurs other than (i) by the Company or a Subsidiary (whether for Cause or without Cause), (ii) by reason of the Grantee’s Retirement or (iii) by reason of Grantee’s death or Disability, then the Performance SARs will terminate at the Close of Business on the first Business Day following the expiration of the 90‑day period which began on the date of Termination of Service.

(b)    If the Grantee dies (i) prior to Termination of Service or prior to the expiration of a period of time following Termination of Service during which the Performance SARs remain exercisable as provided in Section 7(a) or Section 7(c), as applicable, the Performance SARs will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of the Grantee’s death, or (ii) prior to the expiration of a period of time following Termination of Service during which the Performance SARs remain exercisable as provided in Section 7(d) or Section 7(f), the Performance SARs will terminate at the Close of Business on the first Business Day following the later of the expiration of (A) the one-year period which began on the date of the Grantee’s death, (B) the Special Termination Period, or (C) the two-year period which began on the date of the Grantee’s Retirement.
(c)    Subject to Section 7(b), if Termination of Service occurs by reason of Disability, then the Performance SARs will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of Termination of Service.
(d)    If the Performance SARs are exercisable as confirmed pursuant to Section 3(a) and Termination of Service is by the Company or a Subsidiary without Cause (as determined in the sole discretion of the Committee), the Performance SARs will terminate at the Close of Business on the first Business Day following the expiration of the Special Termination Period. The Special Termination Period is the period of time beginning on the date of Termination of Service and continuing for the number of days that is equal to the sum of (a) 90, plus (b) 180 multiplied by the Grantee’s total Years of Continuous Service, provided that the Special Termination Period will in any event expire on the second anniversary of the date of Termination of Service. A Year of Continuous Service means a consecutive 12-month period, measured from the Grantee’s hire date (as reflected in the payroll records of the Company or a Subsidiary) and the anniversaries of that date, during which the Grantee is employed by the Company or a Subsidiary without interruption. If the Grantee was employed by a Subsidiary at the time of such Subsidiary’s acquisition by the Company, the Grantee’s employment with the Subsidiary prior to the acquisition date will not be included in determining the Grantee’s Years of Continuous Service unless the Committee, in its sole discretion, determines that such prior employment will be included. If the Grantee was employed by a Subsidiary at the time of a disposition of such Subsidiary by the Company, the Grantee’s employment with the Company will be a Termination of Service without Cause as provided in this subparagraph (d) (unless otherwise determined in the sole discretion of the Committee).
(e)    If Termination of Service is by the Company or a Subsidiary for Cause, then the Performance SARs will terminate immediately upon such Termination of Service.
(f)    If the Performance SARs are exercisable as confirmed pursuant to Section 3(a) and Termination of Service is due to Retirement, then the Performance SARs shall remain exercisable until the first to occur of the date that is two years after the date of the Grantee’s Retirement or the scheduled expiration of such Performance SARs.

In any event in which the Performance SARs remain exercisable for a period of time following the date of Termination of Service as provided above, the Performance SARs may be exercised during such period of time only to the extent the same were exercisable as provided in Section 3 above on such date of Termination of Service. Notwithstanding any period of time referenced in this Section 7 or any other provision of this Section 7 that may be construed to the contrary, the Performance SARs will in any event terminate upon the expiration of the Term.
8.    Automatic Exercise of Performance SARs. Immediately prior to the termination of Performance SARs, as provided in Section 7(a), 7(b), 7(c), 7(d) or 7(f) above or upon expiration of the Term, all remaining Performance SARs then exercisable will be deemed to have been exercised by the Grantee. Notwithstanding any other provision of this Agreement, no exercise of Performance SARs will be deemed to occur upon Termination of Service for Cause.
9.    Nontransferability. During the Grantee’s lifetime, the Performance SARs are not transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order and, except as otherwise required pursuant to a Domestic Relations Order, are exercisable only by the Grantee or the Grantee’s court appointed legal representative. The Grantee may designate a beneficiary or beneficiaries to whom the Performance SARs will pass upon the Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the legal department of the Company on such form as may be prescribed by the Company, provided that no such designation will be effective unless so filed prior to the death of the Grantee. If no such designation is made or if the designated beneficiary does not survive the Grantee’s death, the Performance SARs will pass by will or the laws of descent and distribution. Following the Grantee’s death, the Performance SARs, if otherwise exercisable, may be exercised by the person to whom such right passes according to this Section 9 and such person will be deemed the Grantee for purposes of any applicable provisions of this Agreement. [CLICK HERE TO ACCESS THE DESIGNATION OF BENEFICIARY FORM.]
10.    No Shareholder Rights. The Grantee will not, by reason of the Award granted under this Agreement, be deemed for any purpose to be, or to have any of the rights of, a Shareholder with respect to any Shares subject to the Performance SARs, nor will the existence of this Agreement affect in any way the right or power of the Company or its Shareholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 11.16 of the Plan.
11.    Adjustments. The Performance SARs will be subject to adjustment (including, without limitation, as to the number of Performance SARs and the Base Price per Share) in the sole discretion of the Committee and in such manner as the Committee may deem equitable and appropriate in connection with the occurrence of any of the events described in Section 4.2 of the Plan following the Grant Date.
12.    Limitation of Rights. Nothing in this Agreement or the Plan will be construed to give the Grantee any right to be granted any future Award other than in the sole discretion of the Committee or give the Grantee or any other person any interest in any fund or in any specified asset or assets of the Company or any of its Subsidiaries.
13.    Restrictions Imposed by Law. Without limiting the generality of Section 11.8 of the Plan, the Grantee will not exercise any Performance SARs, and the Company will not be obligated to issue or cause to be issued any Shares, if counsel to the Company determines that such exercise or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which Shares are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the Performance SARs or issuance of Shares upon exercise to comply with any such law, rule, regulation or agreement.
14.    Notice. Unless the Company notifies the Grantee in writing of a different procedure:
(a)    any notice or other communication to the Company with respect to this Agreement (other than a notice of exercise pursuant to Section 4 of this Agreement) will be in writing and will be delivered personally or sent by United States first class or local country mail, postage prepaid, overnight courier, freight prepaid or sent by facsimile and addressed as follows:
Liberty Global plc
c/o Liberty Global Inc.
1550 Wewatta Street, Suite 1000
Denver, Colorado 80202
Attn: General Counsel
Fax: 303-220-6691

(b)    any notice of exercise pursuant to Section 4 will be made to the Third Party Administrator, UBS Financial Services Inc., either through its UBS One Source website at www.ubs.com/onesource/LBTY_ or by telephone at 1-866-544-2927.
Any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class or local country mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.
15.    Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee. Without limiting the generality of the foregoing, without the consent of the Grantee,
(a)    this Agreement may be amended or supplemented from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Shareholders and, provided, in each case, that such changes will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to reform the Award made hereunder as contemplated by Section 11.18 of the Plan or to exempt the Award made hereunder from coverage under Code Section 409A, or (iv) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including the Act, and any applicable tax or securities laws; and

(b)    subject to any required action by the Board or the Shareholders, the SARs granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any SARs to the extent then exercisable.
16.    Grantee Employment.
(a)    Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with any right of the Company or any Subsidiary, subject to the terms of any separate employment agreement to the contrary, to terminate the Grantee’s employment or service at any time, with or without Cause.
(b)    The Award hereunder is special incentive compensation that will not be taken into account, in any manner, as salary, earnings, compensation, bonus or benefits, in determining the amount of any payment under any pension, retirement, profit sharing, 401(k), life insurance, salary continuation, severance or other employee benefit plan, program or policy of the Company or any of its Subsidiaries or any employment agreement or arrangement with the Grantee.
(c)    In the event of any inconsistency between the terms hereof or of the Plan and any employment, severance or other agreement or arrangement with the Grantee, the terms hereof and of the Plan shall control.
17.    Nonalienation of Benefits. Except as provided in Section 9 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.
18.    Data Privacy.
(a)    By accepting this Agreement, the Grantee understands that for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan, the following personal data of Grantee (“Data”) shall be maintained and processed by the Company and its affiliates, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, bonus and employee benefits, nationality, job title and description, any Shares or directorships or other positions held in the Company, its subsidiaries and affiliates, details of all options, share appreciation rights, restricted shares, performances share units, restricted share units or any other entitlement to Shares or other Awards granted, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, annual performance objectives, performance reviews and performance ratings, for the purpose of implementing, administering and managing Awards under the Plan.

(b)    The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipients’ country (e.g. the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired with respect to an Award.
(c)    The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may at any time view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or exercise rights to rectify, transfer, remove or restrict use of Data as permitted by applicable law, by contacting in writing the Grantee’s local human resources representative. Notwithstanding the foregoing, the Grantee understands that if Grantee subsequently requires the removal of all or any part of the Grantee’s Data, the Company may not be able to grant him or her SARs or other equity awards or administer or maintain such awards. For more information on the privacy of the Data, the Grantee may contact the Grantee’s local human resources representative.
19.    Governing Law Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed in all respects exclusively by the internal laws of the State of Colorado as a contract to be performed in such state and without regard to any principles of conflicts of law thereof. Each party to this Agreement hereby irrevocably consents to the exclusive jurisdiction of, and agrees that any action to enforce, interpret or construe this Agreement or any other agreement or document delivered in connection with this Agreement shall be conducted in, the federal or state courts of the State of Colorado sitting in the City and County of Denver, and the Grantee hereby submits to the personal jurisdiction of such courts and irrevocably waives any defense of improper venue or forum non conveniens to any such action brought in such courts. Each party hereby waives its right to trial by jury.
20.    Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Committee upon questions regarding this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

21.    Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy will be an original, but all of them together represent the same agreement. Counterparts to this Agreement may be delivered via PDF or electronic means.
22.    Rules by Committee. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt from time to time.
23.    Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.
24.    Grantee Acceptance. The Grantee will signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company. If the Grantee does not execute and return this Agreement within 120 days of the Grant Date, the grant of the Performance SARs shall be null and void.

Signature Page to Performance Share Appreciation Rights Agreement
dated as of March 7 , 2019 between Liberty Global plc and Grantee

LIBERTY GLOBAL PLC

By: /s/ Authorized Signatory
Name: Authorized Signatory
Title:     Executive Vice President

ACCEPTED:

Grantee Name:

Address:

Optionee ID:

Grant No. ________________

Number of shares of LBTY_ as to which Performance SAR is granted: _______________

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